EXHIBIT 4(h)

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                             STOCK COMPENSATION PLAN
                                    (Amended)

     CEL-SCI Corporation ("the Company") hereby adopts the Stock Compensation Plan. All officers, directors and employees of the Company, as well as consultants to the Company (collectively the "Participants"), will be eligible to participate in the Plan. Pursuant to the provisions of the Plan, Participants and directors may agree to receive shares of the Company's common stock in lieu of all or part of the compensation owed to them by the Company.

     1. Up to 11,500,000 shares of common stock are reserved for issuance pursuant to this Plan. At the option of the Company, the shares of stock issuable pursuant to the Plan will be restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

     2. The number of shares to be offered to each Participant will be equal to the number determined by dividing the compensation to be satisfied through the issuance of shares by the Price Per Share. The Price Per Share will be equal to the closing price of the Company's common stock on the date prior to the date the Acceptance Form is delivered to the Participant except that a higher or a lower price may be set by the Company's Compensation Committee. However in no case may the Price Per Share be less than 80% of the closing price of the Company's common stock on the date prior to the date the Acceptance Form is delivered to the Participant.

     3. If the Company is willing to offer shares of its common stock to any Participant in accordance with this Plan, the Company will provide the Participant with the attached Acceptance Form. A Participant wanting to accept the terms outlined in the Acceptance Form will be required to sign the form and return it to the Company by the date indicated on the form.

     4. The Company, in its sole discretion, may determine that any eligible Participant will not, on any or on one or more occasions, be offered the opportunity to receive shares of common stock pursuant to this Plan.

     5. The agreement of any Participant to accept shares of common stock in lieu of compensation is subject to approval by the Company's board of directors, which approval may be refused for any reason.

     6. At the time the shares are issued, the Participant will incur taxable income equal to the market price of the Company's common stock on the date the Company's board of directors approves the issuance of shares to the Participant. If the Participant is employed by the Company on
          the  date  the  shares  are  issued,   the  Company  may  require  the
          Participant to pay the Company all applicable federal and state withholding taxes with respect to such income or, may withhold such amounts from the Participant. If the Participant is not employed by
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          the  Company on the date the shares are  issued,  the  delivery of the
          shares  may  be  conditioned,   at  the  Company's  option,  upon  the
          Participant tendering to the Company an amount equal to all applicable federal and state withholding taxes. Federal withholding taxes will be based upon the then current provisions of the Internal Revenue Code for withholding taxes plus the Participant's share of Social Security and Medicaid taxes.

     7. The Company makes no representations to a Participant that the shares which may be issued pursuant to this Plan will ultimately have any value whatsoever.

     8. This Plan will terminate on December 31, 2014, after which date the Company may not issue any shares of common stock pursuant to this Plan.

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                            STOCK COMPENSATION PLAN

ACCEPTANCE FORM


     The undersigned Participants has read and understands the provisions of the Stock Compensation Plan of CEL-SCI Corporation (the "Company") and hereby agrees to accept ___________ shares of the Company's common stock in full and complete payment of $__________ presently owed to the Participant for services provided to the Company.

     The Participant understands that:

          o if this box is checked [ ] the shares of the Company's common stock to be issued in accordance with this Acceptance Form may not be sold in the public market for a period of one year from the date this Acceptance Form has been approved by the Company's directors and as a result the shares may ultimately have little or no value;

          o the agreement to accept shares of the Company's common stock in payment for services cannot be construed as any guaranty of future employment; and

          o the agreement to accept shares of common stock in payment of compensation may not be revoked by the Participant.

     The Company's latest reports on Form 10-K and 10-Q are available upon request.

     This   Form   must   be   returned   to   the   Company   no   later   than
___________________.


            AGREED TO AND ACCEPTED this ______ day of _________, 2012.



                                          -----------------------------------
                                          Participant


                                          CEL-SCI Corporation


                                          By  ________________________________
                                                Authorized Officer
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